Exhibit 10.2

EXECUTION COPY

DUANE READE HOLDINGS, INC.

MANAGEMENT STOCK OPTION PLAN

(Effective as of July 30, 2004)

1.                          Purpose

The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, thereby strengthening their commitment to the welfare of the Company and Affiliates and promoting an identity of interest between stockholders and these employees.

The Plan provides for granting Incentive Stock Options and Nonqualified Stock Options.

2.                          Definitions

The following definitions shall be applicable throughout the Plan:

(a)                                  “Affiliate” means (i) any entity that directly or indirectly is controlled by, or is under common control with the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b)                                 “Board” means the board of directors of the Company.

(c)                                  “Cause” means (unless otherwise set forth in a Stock Option Agreement), in the case of a Participant who has an employment agreement with the Company in effect at the time of his termination of employment, the definition of “Cause” set forth in such employment agreement.  Otherwise, “Cause” means the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate, or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or plead guilty or no contest to, a felony or (iv) the failure of the Participant to follow the lawful instructions of the Board or his direct superiors.

(d)                                 “Change in Control” means, in the case of a Participant who has an employment agreement with the Company in effect at the time of his termination of employment, the definition of “Change in Control” set forth in such employment agreement.  Otherwise, “Change in Control” shall have meaning set forth in the applicable Stock Option Agreement.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended.  Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(f)                                    “Committee” means the compensation committee of the Board established under the By-Laws of the Company, or if no such committee has yet been established, the Board.  The Committee shall consist of at least two directors as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.  On and after the time that the Company becomes subject to the Exchange Act, unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Option under the Plan, be an Eligible Director; provided that the mere fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Option granted by the Committee which Option is otherwise validly made under the Plan.

(g)                                 “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(h)                                 “Company” means Duane Reade Holdings, Inc.

(i)                                     “Disability” means, in the case of a Participant who has an employment agreement with the Company in effect at the time of his termination of employment, the definition of “Disability” set forth in such employment agreement.  Otherwise, “Disability” means, unless in the case of a particular Option, the applicable Stock Option Agreement states otherwise, a condition entitling a person to receive benefits under the long-term disability plan of the Company or an Affiliate, as may be applicable to the Participant in question, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, as determined by the Committee based upon medical evidence acceptable to it.

(j)                                     “DRS, LLC” means Duane Reade Shareholders, LLC.

(k)                                  “Effective Date” means July 30, 2004.

(l)                                     “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder; provided, however, that clause (ii) shall apply only on and after the 162(m) Effective Date.

(m)                               “Eligible Person” means any (i) individual regularly employed by the Company or an Affiliate who satisfies all of the requirements of Section 6, (ii) director of the Company or an Affiliate or (iii) consultant or advisor to the Company or an Affiliate who is entitled to participate in an “employee benefit plan” within the meaning of 17 CFR § 230.405 (which, as of the Effective Date, includes those who (A) are natural persons and (B) provide bona fide services to the Company other than in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities).

(n)                                 “Equity Securities” has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act as in effect on the Effective Date, and in any event includes any common stock, any limited partnership interest, any limited liability company interest and any other interest or security having the attendant right to vote for directors or similar representatives.

(o)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)                                 “Fair Market Value” on a given date means, except to the extent otherwise provided in an applicable Stock Option Agreement, (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the NASDAQ on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately.

(q)                                 “Grant Date” means the date on which the granting of an Option is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Stock Option Agreement.

(r)                                    “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code.

(s)                                  “IPO” means an underwritten Public Sale of Equity Securities of an IPO Entity pursuant to an effective registration statement under the Securities Act that (y) results in the listing for trading on an internationally recognized securities exchange or inter-dealer quotation system and (z) either involves (alone or in combination with any prior such offerings) either (I) a Public Sale of at least 20% of such Equity Securities or (II) an offering of Equity Securities which generates gross proceeds of at least $100 million.

(t)                                    “IPO Entity” means any of DRS, LLC, the Company, any Subsidiary of the Company, including Duane Reade Inc., or any of their respective successors.

(u)                                 “Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

(v)                                 “OH” means Oak Hill Capital Partners, L.P. and/or, as the case may be, Oak Hill Capital Management Partners, L.P.

(w)                               “OH Affiliates” means OH, any related OH partnership or any other member of the OH Investor Group that is an Affiliate of OH or Oak Hill Capital Management, Inc., but excluding Anthony J. Cuti and the Participants.  For the avoidance of doubt, as of the Effective Date, the term OH Affiliate includes OHCP MGP, LLC.

(x)                                   “OH Investor Group” means Oak Hill Capital Partners, L.P., related Oak Hill partnerships and their respective limited partners and Affiliates and other initial investors (such other investors, “co-investors”) in DRS, LLC direct or indirect including those that participate with 90 days following the Effective Date, but excluding, Anthony J. Cuti.

(y)                                 “162(m) Effective Date” means the first date on which Options granted under the Plan do not qualify for an exemption from the deduction limitations of Section 162(m) of the Code on account of an exemption, or a transition or grandfather rule.

(z)                                   “Option” means an option granted under Section 7.

(aa)                            “Option Period” means the period described in Section 7(c).

(bb)                          “Option Price” means the exercise price for an Option as described in Section 7(a).

(cc)                            “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Option pursuant to Section 6.

(dd)                          “Plan” means this Duane Reade Holdings, Inc. Management Stock Option Plan.

(ee)                            “Public Sale” means any sale of Equity Securities to the public (i) pursuant to an offering registered under the Securities Act or (ii) through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in effect) adopted under the Securities Act, other than Rule 144(k) or any similar provision then in effect.

(ff)                                “Securities Act” means the Securities Act of 1933, as amended.

(gg)                          “Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

(hh)                          “Stock Option Agreement” means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties as required in Section 7(d)

(ii)                                  “Stockholders Agreement” means the Stockholders and Registration Rights Agreement, dated July 30, 2004, by and among the Company, DRS, LLC and certain members of the management of the Company, as it may be amended from time to time.

(jj)                                  “Subsidiary” means, with respect to any person, any entity of which:

(i)                                     if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, collectively or individually, by such person or by one or more Subsidiaries of such person; and

(ii)                                  if a partnership, association, limited liability company or other entity, (x) the general partner or similar managing entity or (y) a majority of the partnership, membership or other similar ownership interest thereof is at the time of determination owned or controlled, directly or indirectly, collectively or individually, by such person or by one or more Subsidiaries of such person.

Each of the Company, DRS, LLC and their respective Subsidiaries shall be deemed to own a majority ownership interest in a partnership, association, limited liability company or other entity if it controls the general partner or managing member or managing director of such entity.

3.                          Effective Date, Duration and Shareholder Approval

The Plan is effective as of the Effective Date.  The validity and exercisability of any Options granted pursuant to the Plan on and after the 162(m) Effective Date is contingent upon approval of the Plan by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 162(m) of the Code.  No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code; provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

The expiration date of the Plan, on and after which no Options may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Options previously granted have been settled.

4.                          Administration

The Committee shall administer the Plan.  The majority of the members of the Committee shall constitute a quorum.  The acts of a majority of the members of the Committee present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(a)                                  Subject to the provisions of the Plan and applicable law, the Committee shall have the power, in addition to other express powers and authorizations conferred on the Committee by the Plan, to:  (i) designate Participants; (ii) determine the type or types of Options to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Options; (iv) determine the terms and conditions of any Options; (v) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, shares of Common Stock, other securities, other options, or other property, or canceled, forfeited, or suspended and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other securities, other options, other property, and other amounts payable with respect to an Option shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Option granted under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)                                 Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Option or any documents evidencing any and all Options shall be within the sole discretion of the Committee, may be made at any time granted pursuant to the Plan and shall be final, conclusive, and binding upon all parties, including, without limitation, the Company, an Affiliate, any Participant, any holder or beneficiary of any Option, and any shareholder.

(c)                                  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Option Agreement hereunder.

5.                          Grant of Options; Shares Subject to the Plan

The Committee may, from time to time, grant Options to one or more Eligible Persons; provided, however, that:

(a)                                  Subject to Section 9, the aggregate number of shares of Stock in respect of which Options may be granted under the Plan is 244,930 shares;

(b)                                 Shares of Stock shall be deemed to have been used in payment of Options whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however that shares of Stock delivered (either directly or by means of attestation) in full or partial payment of the Option Price in accordance with Section 7(b) shall be deducted from the number of shares of Stock delivered to the Participant pursuant to such Option for purposes of determining the number of shares of Stock acquired pursuant to the Plan.  In accordance with (and without limitation upon) the preceding sentence, if and to the extent any Option shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new grants under the Plan;

(c)                                  Stock delivered by the Company in settlement of Options granted under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase; and

(d)                                 Subject to Section 9, on and after the 162(m) Effective Date, no person may be granted Options under the Plan during any calendar year with respect to more than 150,000 shares of Stock; provided that such number shall be adjusted pursuant to Section 9, and shares otherwise counted against such number, only in a manner which will not cause the Options granted under the Plan to fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

6.                          Eligibility

Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.                          Terms of Options

The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company or a “parent” or “subsidiary” of the Company, as such terms are used in Section 422(a)(2) of the Code.  Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Stock Option Agreement.  In all events, the provisions in the applicable Stock Option Agreement shall control the terms of the Option issued pursuant thereto.  If there shall be a conflict between the provisions of the Plan and such Stock Option Agreement, the provisions of such Stock Option Agreement shall control.

(a)                                  Option Price.  The Option Price per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than (i) in the case of an Incentive Stock Option, and subject to Section 7(e), the Fair Market Value of a share of Stock at the Grant Date, and (ii) in the case of a Non-Qualified Stock Option, the par value of a share of Stock; provided, however, that all Options granted on and after the 162(m) Effective Date which are intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall have an Option Price per share of Stock no less than the Fair Market Value of a share of Stock on the Grant Date.

(b)                                 Manner of Exercise and Form of Payment.  No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Option Price therefor is received by the Company.  Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price.  The Option Price shall be payable in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, however, that such shares are not subject to any pledge or other security interest and have either been held by the Participant for six months, previously acquired by the Participant on the open market or meet such other requirements as the Committee may determine necessary in order to avoid an accounting earnings charge in respect of the Option) or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, (ii) if there shall be a public market for the Stock, by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds of the sale of the Stock subject to the Option, sufficient to pay the Option Price or (iii) by such other method as the Committee may allow.  Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in the manner described in clause (ii) of the preceding sentences if the Committee determines that exercising an Option in such manner would violate the Sarbanes-Oxley Act of 2002.

(c)                                  Stock Option Agreement -Terms and Conditions.  Each Option granted under the Plan shall be evidenced by a Stock Option Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Stock Option Agreement, which shall be subject to the following terms and conditions:

(i)                                     Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii)                                  Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise.  Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or when the Option expires.

(iii)                               Subject to Section 8(h), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him.

(iv)                              Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement evidencing such Option.  Options shall vest and become exercisable in such manner determined by the Committee and as set forth in the applicable Option Agreement and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability.  If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(v)                                 Each Stock Option Agreement may contain a provision that, upon demand by the Committee for such a representation, the Participant shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof, and any other representations deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws.  Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares.  In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi)                              Each Stock Option Agreement representing an Incentive Stock Option shall contain a provision requiring the Participant to notify the Company in writing immediately after the Participant makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option.  A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Grant Date of the Incentive Stock Option or (b) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option.

(vii)                           A Stock Option Agreement may, but need not, include a provision whereby a Participant may elect, at any time before the termination of the Participant’s employment with the Company, to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option.  Any unvested shares of Stock so purchased may be subject to a share repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.  The Company shall not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the exercise of the Option unless the Committee otherwise specifically provides in the Stock Option Agreement.

(d)                                 Incentive Stock Option Grants to 10% Stockholders.  Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company, the Option Period shall not exceed five years from the Grant Date of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Grant Date) of the Stock subject to the Option.

(e)                                  $100,000 Per Year Limitation for Incentive Stock Options.  To the extent the aggregate Fair Market Value (determined as of Grant Date) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(f)                                    Voluntary Surrender.  The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option, if any, granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant.  Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

8.                          General

(a)                                  Additional Provisions of an Option.  Options granted to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to Options granted to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Option, provisions giving the Company the right to repurchase shares of Stock acquired under any Option in the event the Participant elects to dispose of such shares on termination of employment, provisions allowing the Participant to elect to defer the receipt of payment in respect of Options for a specified period or until a specified event and provisions to comply with federal and state securities laws and federal and state tax withholding requirements.  Any such provisions shall be reflected in the applicable Stock Option Agreement.

(b)                                 Privileges of Stock Ownership.  Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Options hereunder until such shares have been issued to that person.

(c)                                  Government and Other Regulations.  The obligation of the Company to make payment of Options in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.  Notwithstanding any terms or conditions of any Option to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Option unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with.  The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan.  If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d)                                 Tax Withholding.

(i)                                     A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Shares or other property deliverable under any Option or from any compensation or other amounts owing to a Participant the amount (in cash, Stock or other property) of any required tax withholding and payroll taxes in respect of an Option, its exercise, or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii)                                  Without limiting the generality of clause (i) above, if so provided in an Stock Option Agreement, a Participant may satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by delivery of shares of Stock owned by the Participant with a Fair Market Value equal to such withholding liability (provided that such shares are not subject to any pledge or other security interest and have either been held by the Participant for six months, previously acquired by the Participant on the open market or meet such other requirements as the Committee may determine necessary in order to avoid an accounting earnings charge), or on or after the IPO by having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Option a number of shares with a Fair Market Value equal to such withholding liability.

(e)                                  Claim to Options and Employment Rights.  No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Option under the Plan or, having been selected for the grant of an Option, to be selected for a grant of any other Option.  Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.

(f)                                    No Liability of Committee Members.  No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(g)                                 Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of New York.

(h)                                 Nontransferability.

(i)                                     Each Option shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.  No Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)                                  Notwithstanding the foregoing, the Committee may in the Stock Option Agreement or at any time after the Grant Date in an amendment to a Stock Option Agreement provide that Options which are not intended to qualify as Incentive Stock Options may be transferred by a Participant without consideration, subject to such rules as the Committee may adopt consistent with any applicable Stock Option Agreement to preserve the purposes of the Plan, to:

(A)                              any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(B)                                a trust solely for the benefit of the Participant and his or her Immediate Family Members;

(C)                                a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or

(D)                               any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Stock Option Agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan and any applicable Stock Option Agreement.

(iii)                               The terms of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in a Stock Option Agreement to a Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the shares (i) to be acquired pursuant to the exercise of such Option or (ii) the Committee determines that an exemption from registration is available, (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise but shall continue to provide the Participant with all notices hereunder, and (d) the consequences of termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable

Stock Option Agreement shall continue to be applied with respect to the Participant, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Stock Option Agreement.

(i)                                     Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(j)                                     Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan.

(k)                                  Expenses.  The expenses of administering the Plan shall be borne by the Company and Affiliates.

(l)                                     Pronouns.  Masculine pronouns and other words of masculine gender shall refer to both men and women.

(m)                               Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(n)                                 Termination of Employment.  For all purposes herein, a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or an Affiliate.

(o)                                 Severability.  If any provision of the Plan or any Stock Option Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

9.                          Changes in Capital Structure

Options granted under the Plan and any agreements evidencing such awards, the maximum number of shares of Stock subject to all Options stated in Section 5(a) and the maximum number of shares of Stock with respect to which any one person may be granted Options during any period stated in Section 5(d) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Options or as otherwise determined by the

Committee to be equitable in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Grant Date of any such Option.  Any adjustment in Incentive Stock Options under this Section 9 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 9 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.  Further, with respect to Options granted on and after the 162(m) Effective Date which are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing Options granted under the Plan to fail to qualify as such “performance-based compensation.”  The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following:

A.                                   The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

B.                                     All or substantially all of the assets of the Company are acquired by another person;

C.                                     All of the issued and outstanding shares of Stock are acquired by another person;

D.                                    A sale (by merger or otherwise) of all the interests of the OH Investor Group in DRS, LLC or of all or substantially all of the assets of DRS, LLC;

E.                                      The reorganization or liquidation of the Company; or

F.                                      The Company shall enter into a written agreement to undergo an event described in clauses A, B, C, D or E above;

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Options and, if applicable, cause the holders thereof to be paid, in cash or stock or property, or any combination thereof, the value of such Options based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.  The terms of this Section 9 may be varied by the Committee in any particular Stock Option Agreement.

10.                   Effect of Change in Control

A Participant’s Option Agreement may include specific provisions relating to the effect of a Change in Control including, without limitation, provisions that accelerate the exercisability of an award in connection with a Change in Control.

11.                   Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

12.                   Amendments and Termination

(a)                                  Amendment and Termination of the Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to prevent Options granted under the Plan on and after the 162(m) Effective Date from failing to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code); and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b)                                 Amendment of Stock Option Agreements.  The Committee may, to the extent consistent with the terms of any applicable Stock Option Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant in respect of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant.

As adopted by the Board of Directors of

Duane Reade Holdings, Inc. on July 30, 2004.